 Exhibit 99.1
News ReleasE

SouthState Corporation to Acquire Texas-based Independent Bank Group, Inc.	FOR IMMEDIATE RELEASE Media Contact Jackie Smith, 803.231.3486

WINTER HAVEN, FL and MCKINNEY, TX – May 20, 2024 – SouthState Corporation (NYSE: SSB) (“SouthState”) and Independent Bank Group, Inc. (NASDAQ: IBTX) (“Independent Bank Group”) jointly announced today that they have entered into a definitive agreement under which SouthState will acquire Independent Bank Group, in an all-stock transaction valued at approximately $2 billion.

Independent Bank Group, based in McKinney, Texas, has approximately $18.9 billion in total assets, $15.7 billion in total deposits and $14.6 billion in total loans as of March 31, 2024, and operates in four market regions located in Dallas/Fort Worth, Austin and Houston areas in Texas and the Colorado Front Range. With a presence in 12 of the 15 fastest growing MSAs in the United States,(1) the combined company will have pro forma total assets of $65 billion, deposits of $55 billion, gross loans of $48 billion upon the completion of the transaction, and a market capitalization of approximately $8.2 billion, based on the closing stock price of SouthState as of May 17, 2024.

“I have known and respected David for several years, and I look forward to welcoming the Independent Bank Group team to our company and working together to capitalize on the great opportunities ahead of us,” said John C. Corbett, Chief Executive Officer of SouthState. “With a local, geographic management model, an industry-leading track record on credit and a presence in some of the best markets in the country, Independent Bank Group is a great fit with SouthState.”

“We are excited about the opportunity to join SouthState, a company whose culture, business model and credit discipline matches well with ours,” said David R. Brooks, Chairman and CEO of Independent Bank Group. “The combination of these two companies operating in growing markets provides a great opportunity for our Independent Bank Group teammates, clients and communities to flourish.”

Subject to the terms of the definitive agreement, Independent Bank Group shareholders will receive 0.60 shares of SouthState common stock for each outstanding share of Independent Bank Group common stock. Based on SouthState’s closing stock price of $80.85 as of May 17, 2024, this equates to a per share value of $48.51 and an aggregate transaction value of approximately $2 billion. Additionally, three Independent Bank Group directors, including David Brooks and Independent Bank Group’s Lead Independent Director G. Stacy Smith, will join both the SouthState Corporation board and the SouthState Bank board upon the completion of the transaction.

The transaction was approved by the boards of directors of SouthState and Independent Bank Group by the unanimous vote of directors present at their respective meetings. Completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals and the approval by shareholders of Independent Bank Group and SouthState. All members of the board of directors of Independent Bank Group and other significant shareholders collectively holding approximately 13.2% of Independent Bank Group’s common stock, have signed voting agreements in support of the transaction. All members of the board of directors of SouthState have also signed voting agreements in support of the transaction. The transaction is expected to close by the end of the first quarter of 2025.

Raymond James & Associates, Inc. is serving as exclusive financial advisor and Davis Polk & Wardwell LLP is serving as legal counsel to SouthState in the transaction. Keefe, Bruyette & Woods, A Stifel Company, is serving as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Independent Bank Group in the transaction.

(1) S&P Global; Includes MSAs with greater than one million in total population.

Joint Investor Conference Call
SouthState and Independent Bank Group will host a conference call to discuss the transaction at 8:30 a.m. Eastern Time today. To listen to the live call, please dial (800) 715-9871 within the U.S. and (646) 307-1963 for all other locations and advise the Operator of either the conference ID 3729076 or conference name. Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/917010286. Access detail will be provided via email upon completion of registration. The numbers for international participants are listed at https://events.q4irportal.com/custom/access/2324/. The live webcast, along with the related presentation, will be available on the Investor Relations section of each company’s website at http://www.southstatebank.com/ and  http://www.independent-bank.com. An audio replay is expected to be available the evening of May 20, 2024. To access the replay, dial (800) 770-2030 and use conference number 3729076, followed by # key.

About SouthState Corporation
SouthState Corporation (NYSE: SSB) is a financial services company headquartered in Winter Haven, Florida. SouthState Bank, N.A., the company's nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia. The bank also serves clients coast to coast through its correspondent banking division. Additional information is available at SouthStateBank.com.

About Independent Bank Group, Inc.
Independent Bank Group, Inc. is a bank holding company headquartered in McKinney, Texas. Through its wholly owned subsidiary, Independent Bank, doing business as Independent Financial, Independent Bank Group serves customers across Texas and Colorado with a wide range of relationship-driven banking services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group, Inc. operates in four market regions located in the Dallas/Fort Worth, Austin and Houston areas in Texas and the Colorado Front Range area, including Denver, Colorado Springs and Fort Collins. Additional information is available at Independent-Bank.com.

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Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and other related federal securities laws. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including information about Independent Bank Group, Inc.’s (“IBTX”), SouthState Corporation’s (“SouthState”) or the combined company’s possible or assumed future results of operations, including its future revenues, income, expenses, provision for taxes, effective tax rate, earnings (loss) per share and cash flows, its future capital expenditures and dividends, its future financial condition and changes therein, including changes in IBTX’s, SouthState’s or the combined company’s loan portfolio and allowance for credit losses, IBTX’s, SouthState’s or the combined company’s future capital structure or changes therein, the plan and objectives of management for future operations, IBTX’s, SouthState’s or the combined company’s future or proposed acquisitions, the future or expected effect of acquisitions on IBTX’s, SouthState’s or the combined company’s operations, results of operations and financial condition, IBTX’s, SouthState’s or the combined company’s future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that IBTX and SouthState make are based on their current plans, estimates, expectations, ambitions and assumptions regarding IBTX’s, SouthState’s and the combined company’s business, the economy and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are beyond the control of IBTX and SouthState. IBTX’s, SouthState’s and the combined company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect IBTX’s, SouthState’s and the combined company’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. In addition to factors previously disclosed in IBTX’s and SouthState’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between IBTX and SouthState providing for the acquisition of IBTX by SouthState (the “Transaction”); (2) the outcome of any legal proceedings that may be instituted against IBTX or SouthState; (3) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); (4) the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which IBTX and SouthState operate; (5) disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; (6) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (7) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) reputational risk and potential adverse reactions of IBTX’s or SouthState’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; (9) the dilution caused by SouthState’s issuance of additional shares of its capital stock in connection with the Transaction; (10) a material adverse change in the financial condition of SouthState or IBTX; (11) general competitive, economic, political and market conditions; (12) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks; (13) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and (14) other factors that may affect future results of IBTX and SouthState including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

These factors are not necessarily all of the factors that could cause IBTX’s, SouthState’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm IBTX’s, SouthState’s or the combined company’s results.

IBTX and SouthState urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by IBTX and/or SouthState. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this communication or made by IBTX or SouthState in any report, filing, document or information incorporated by reference in this communication, speaks only as of the date on which it is made. IBTX and SouthState undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. IBTX and SouthState believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, IBTX and SouthState caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, IBTX and SouthState caution you not to place undue reliance on the forward-looking statements contained in this filing or incorporated by reference herein.

If IBTX or SouthState update one or more forward-looking statements, no inference should be drawn that IBTX or SouthState will make additional updates with respect to those or other forward-looking statements. Further information regarding IBTX, SouthState and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1564618/000156461824000025/ibtx-20231231.htm), and its other filings with the SEC, and in SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm), and its other filings with the SEC.

Additional Information About the Transaction and Where to Find It

This communication does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities or a solicitation of any vote or approval. In connection with the Transaction, SouthState will file with the SEC a Registration Statement on Form S-4 to register the shares of SouthState capital stock to be issued in connection with the Transaction. The Registration Statement will include a joint proxy statement of SouthState and IBTX that also constitutes a prospectus of SouthState. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of SouthState and IBTX seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SOUTHSTATE, IBTX, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by IBTX or SouthState through the website maintained by the SEC at http://www.sec.gov or from SouthState at its website, https://southstatecorporation.q4ir.com, or from IBTX at its website, https://ir.ifinancial.com. Documents filed with the SEC by SouthState will be available free of charge by accessing the “SEC Filings” tab of SouthState’s website at https://southstatecorporation.q4ir.com, or alternatively by directing a request by mail to SouthState’s Corporate Secretary, 1101 First Street South, Suite 202, Winter Haven, FL 33880, and documents filed with the SEC by IBTX will be available free of charge by accessing IBTX’s website at https://ir.ifinancial.com under the “SEC Filings” tab or, alternatively, by directing a request by mail to IBTX’s Corporate Secretary, 7777 Henneman Way, McKinney, TX 75070-1711.

Participants in the Solicitation

IBTX, SouthState and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and SouthState in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of IBTX and SouthState and other persons who may be deemed to be participants in the solicitation of shareholders of IBTX and SouthState in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the Transaction, which will be filed with the SEC.

Information about the directors and executive officers of IBTX and their ownership of IBTX common stock is also set forth in the definitive proxy statement for IBTX’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 26, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1564618/000156461824000071/ibtx-20240425.htm). Information about the directors and executive officers of IBTX, their ownership of IBTX common stock, and IBTX’s transactions with related persons is set forth in the sections entitled “Our Board of Directors”, “Compensation Discussion & Analysis”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement. To the extent holdings of IBTX common stock by the directors and executive officers of IBTX have changed from the amounts of IBTX common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of SouthState and their ownership of SouthState common stock can also be found in SouthState’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on March 8, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002793/ssb-20240424xdef14a.htm) and other documents subsequently filed by SouthState with the SEC. Information about the directors and executive officers of SouthState, their ownership of SouthState common stock, and SouthState ’s transactions with related persons is set forth in the sections entitled “Our Directors”, “Director Independence”, “Related Person and Certain Other Transactions”, “Stock Ownership of Directors, Executive Officers, and Certain Beneficial Owners”, “Director Compensation”, “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Executive Compensation”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement, and the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 4, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm). To the extent holdings of SouthState common stock by the directors and executive officers of SouthState have changed from the amounts of SouthState common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: the Form 4s filed by Sara Arana on March 6, Daniel Bockhorst on March 4 and March 20, Renee Brooks on March 4 and March 19, Ronald Cofield on May 2, Shantella Cooper on May 2 and May 8, John Corbett on March 4, Jean Davis on May 2, Martin Bernard Davis on May 2, Beth DeSimone on March 4, Douglas Hertz on May 2 and May 8, Greg Lapointe on March 4 and March 5, William Matthews V on March 4, Richard Murray IV on March 4 and March 21, G. Ruffner Page Jr. on May 2 and May 8, William Pou Jr. on May 2, James Roquemore on May 2, David Salyers on May 2, Joshua Snively on May 2,  Douglas Lloyd Williams on March 4 and Stephen Dean Young on March 4. Free copies of these documents may be obtained as described above.

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